           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1997
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ------------
                             JAVELIN SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)
                                 ------------

             DELAWARE                                     52-1945748
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                   Identification Number)

                              1881 LANGLEY AVENUE
                         IRVINE, CALIFORNIA 92614-5223
                                (714) 223-5130
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 ------------

                        1996 STOCK INCENTIVE AWARD PLAN

                           (Full title of the plans)

                                 ------------

                                RICHARD P. STACK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             JAVELIN SYSTEMS, INC.
                              1881 LANGLEY AVENUE
                         IRVINE, CALIFORNIA 92614-5223
                                (714) 223-5130
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ------------

                                  Copies to:

                            JEREMY D. GLASER, ESQ.
                              COOLEY GODWARD LLP
                       4365 EXECUTIVE DRIVE, SUITE 1100
                              SAN DIEGO, CA 92121
                                (619) 550-6000

                                 ------------
                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                         PROPOSED               PROPOSED
                                                         MAXIMUM                MAXIMUM
       TITLE OF SECURITIES            AMOUNT TO       OFFERING PRICE           AGGREGATE           AMOUNT OF
        TO BE REGISTERED            BE REGISTERED      PER SHARE(1)        OFFERING PRICE(1)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------

  Common Stock, $.01 par value         300,000         $2.50-$5.50             $1,294,000           $392.12
================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under Registrant's 1996 Stock Incentive Award Plan (the "1996 Plan") and (b) for shares issuable under the Registrant's 1996 Plan, calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on June 12, 1996 as reported on the Nasdaq SmallCap Market. The following chart shows the calculation of the registration fee.

-----------------------------------------------------------------------------------------------------------
                                                                                               Aggregate
           Type of Shares                      Number of Shares   Offering Price Per Share   Offering Price
-----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                    20,000                $2.50                  $50,000
outstanding options under the 1996 Plan
-----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                    97,500                $3.50                 $341,250
outstanding options under the 1996 Plan
-----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                    60,000                $4.50                 $270,000
outstanding options under the 1996 Plan
-----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                    18,000                $4.75                  $85,500
outstanding options under the 1996 Plan
-----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                    40,000                $4.9375               $197,500
outstanding options under the 1996 Plan
-----------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                    10,000                $5.00                  $50,000
outstanding options under the 1996 Plan
-----------------------------------------------------------------------------------------------------------
Common Stock issuable under the 1996                 54,500                $5.50                 $299,750
Plan
-----------------------------------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1996, December 31, 1996, and March 31, 1997 and the Registrant's Registration Statement on Form SB-2 (No. 333-11217) dated October 25, 1996 filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement except as superseded or modified herein. All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the time a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

     The Delaware General Corporate Law (the "Delaware GCL") provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was

                                       3.

unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made upon order by a court or a determination by (i) a majority of disinterested directors, (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or (iii) the stockholders that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses relate. The Registrant's Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

     The Registrant has entered into indemnity agreements (the "Indemnity Agreements") with each director or officer designated by the Board of Directors. The Indemnity Agreements require that the Registrant indemnify directors and officers who are parties thereto in all cases to the fullest extent permitted by Delaware law. Under the Delaware GCL, except in the case of litigation in which a director or officer is successful on the merits, indemnification of a director or officer is discretionary rather than mandatory. Consistent with the Registrant's Bylaw provision on the subject, the Indemnity Agreements require the Registrant to make prompt payment of litigation expenses at the request of the director or officer in advance of indemnification provided that he undertakes to repay the amounts if it is ultimately determined that he is not entitled to indemnification for such expenses. The advance of litigation expenses is mandatory; under the Delaware GCL such advance would be discretionary. Under the Indemnity Agreements, the director or officer is permitted to bring suit to seek recovery of amounts due under the Indemnity Agreements and is entitled to recover the expenses of seeking such recovery unless a court determines that the action was not made in good faith or was frivolous. Without the Indemnity Agreements, the Registrant would not be required to pay the director or officer for his expenses in seeking indemnification recovery against the Registrant. Under the Indemnity Agreements, directors and officers are not entitled to indemnity or advancing of expenses (i) if such director or officer has recovered payment under an insurance policy for the subject claim, or has otherwise been indemnified against the subject claim, (ii) for actions initiated or brought by the director or officer and not by way of defense (except for actions seeking indemnity or expenses from the Registrant), (iii) if the director or officer violated section 16(b) of the Exchange Act or similar provisions of law or (iv) if a court of competent jurisdiction determines that the director or officer failed to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant or, with respect to any proceeding which is of a criminal nature, had reasonable cause to believe his conduct was unlawful. Absent the Indemnity Agreements, indemnification that might be made available to directors and officers could be changed by amendments to the Registrant's Certificate of Incorporation or Bylaws.

                                       4.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.    Description
----------     -----------
  4.1          Amended and Restated Certificate of Incorporation of Registrant.(1)

  4.2          Amended and Restated Bylaws of Registrant.(1)

  4.3          Form of Certificate Evidencing Shares of Registrant's Common Stock.(1)

  5.1          Opinion of Cooley Godward LLP.

  23.1         Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

  23.2         Consent of Ernst & Young LLP, independent auditors.

  24.1         Power of Attorney.  Reference is made to page 7.

  99.1         1996 Stock Incentive Award Plan of Registrant (the "1996 Plan").(1)

  99.2         Form of 1996 Director Non-Qualified Stock Option Agreement.(1)

  99.3         Form of 1996 Employee Non-Qualified Stock Option Agreement.(1)

--------------------
(1) Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (No. 333-11217) filed with the Commission on October 25, 1996, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the

                                       5.

Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       6.

                                   SIGNATURES
                                   ----------

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 18, 1997.

                                 JAVELIN SYSTEMS, INC.

                                 By /s/ Richard P. Stack
                                    --------------------------------------------
                                    Richard P. Stack
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Stack and Lawrence W. McCorkle, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard P. Stack          President, Chief Executive Officer             June 18, 1997
---------------------------   and Director
Richard P. Stack              (Principal Executive Officer)


/s/ Lawrence W. McCorkle      Controller, Treasurer and Secretary            June 18, 1997
---------------------------   (Principal Financial and Accounting Officer)
Lawrence W. McCorkle


/s/ C. Norman Campbell        Vice President, Engineering and                June 18, 1997
---------------------------   Director
C. Norman Campbell


/s/ Steven J. Goodman         Director                                       June 18, 1997
---------------------------
Steven J. Goodman


/s/ Jay L. Kear               Director                                       June 18, 1997
---------------------------
Jay L. Kear


                              Director
---------------------------
Andrew F. Puzder

                                       7.